Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-289219, 333-283874, 333-272377, 333-273028, 333-290642, 333-292634, 333-293660 and 333-294341) and Form S-8 (Nos. 333-272266, 333-278602, 333-284377 and 333-290040) of Brenmiller Energy Ltd. of our report dated March 25, 2026, relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
March 25, 2026

Kesselman & Kesselman, 146 Derech Menachem Begin St. Tel-Aviv 6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il